                    AMENDED AND RESTATED

                SECURITIES PURCHASE AGREEMENT

                       BY AND BETWEEN


                  VALENCE TECHNOLOGY, INC.

                             AND

                     CC INVESTMENTS, LDC

                                  TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I        PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . 2

        1.1  Purchase of Preferred Stock and Warrants. . . . . . . . . . . . 2

        1.2  Form of Payment . . . . . . . . . . . . . . . . . . . . . . . . 2

        1.3  Second Closing Date . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II       PURCHASER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . 3

        2.1  Investment Purpose. . . . . . . . . . . . . . . . . . . . . . . 3

        2.2  Accredited Investor Status. . . . . . . . . . . . . . . . . . . 3

        2.3  Reliance On Exemptions. . . . . . . . . . . . . . . . . . . . . 3

        2.4  Information . . . . . . . . . . . . . . . . . . . . . . . . . . 4

        2.5  Governmental Review . . . . . . . . . . . . . . . . . . . . . . 4

        2.6  Transfer or Resale. . . . . . . . . . . . . . . . . . . . . . . 4

        2.7  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

        2.8  Authorization; Enforcement. . . . . . . . . . . . . . . . . . . 5

        2.9  Residency . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

        2.10 Transactions in Common Stock of the Company . . . . . . . . . . 5

        2.11 Acknowledgments Regarding Placement Agent . . . . . . . . . . . 5

        2.12 Securities Purchase Agreement Representations and Warranties. . 6

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . 6

        3.1  Organization and Qualification. . . . . . . . . . . . . . . . . 6

        3.2  Authorization; Enforcement. . . . . . . . . . . . . . . . . . . 6

        3.3  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . 7

        3.4  Issuance of Shares. . . . . . . . . . . . . . . . . . . . . . . 7

        3.5  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . 8

        3.6  Registration and SEC Documents. . . . . . . . . . . . . . . . . 9

        3.7  Absence of Certain Changes. . . . . . . . . . . . . . . . . . . 9

        3.8  Absence of Litigation . . . . . . . . . . . . . . . . . . . . .10

        3.9  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .10

        3.10 Acknowledgment Regarding Purchaser's Purchase of the
             Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .10

        3.11 Current Public Information. . . . . . . . . . . . . . . . . . .10

        3.12 No General Solicitation . . . . . . . . . . . . . . . . . . . .10


                                          i.


                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                           PAGE

        3.13 No Integrated Offering. . . . . . . . . . . . . . . . . . . . .10

        3.14 No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .11

        3.15 Acknowledgment of Dilution. . . . . . . . . . . . . . . . . . .11

        3.16 Intellectual Property . . . . . . . . . . . . . . . . . . . . .11

        3.17 Foreign Corrupt Practices . . . . . . . . . . . . . . . . . . .11

        3.18 Key Employees . . . . . . . . . . . . . . . . . . . . . . . . .12

        3.19 Securities Purchase Agreement Representations and Warranties. .12

        3.20 Revised Copies of Transaction Documents . . . . . . . . . . . .12

ARTICLE IV       COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .12

        4.1  Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . .12

        4.2  Securities Laws . . . . . . . . . . . . . . . . . . . . . . . .12

        4.3  Reporting Status. . . . . . . . . . . . . . . . . . . . . . . .13

        4.4  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .13

        4.5  Restriction On Issuance of Securities . . . . . . . . . . . . .13

        4.6  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .13

        4.7  Information . . . . . . . . . . . . . . . . . . . . . . . . . .14

        4.8  Waiver of Right to Variable Pricing.. . . . . . . . . . . . . .14

        4.9  Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

        4.10 Prospectus Delivery Requirement . . . . . . . . . . . . . . . .14

        4.11 Intentional Acts or Omissions . . . . . . . . . . . . . . . . .15

        4.12 Corporate Existence . . . . . . . . . . . . . . . . . . . . . .15

        4.13 Share Authorization . . . . . . . . . . . . . . . . . . . . . .15

        4.14 No Manipulation . . . . . . . . . . . . . . . . . . . . . . . .15

        4.15 Volume Limitations. . . . . . . . . . . . . . . . . . . . . . .15

        4.16 Matters Relating to the Series A Certificate of Designation . .15

ARTICLE V        LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES . . . . . . . .16

        5.1  Removal of Legend . . . . . . . . . . . . . . . . . . . . . . .16

        5.2  Transfer Agent Instructions . . . . . . . . . . . . . . . . . .16

        5.3  Transfers of Preferred Stock. . . . . . . . . . . . . . . . . .17

        5.4  Maintenance of Baccarat Agreement . . . . . . . . . . . . . . .17


                                         ii.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                           PAGE

        5.5  Filing of Second Registration Statement . . . . . . . . . . . .17

ARTICLE VI       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. . . . . . .18

        6.1  Conditions to the Company's Obligation to Sell. . . . . . . . .18

ARTICLE VII      CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE. . . . . .18

        7.1  Conditions to the Second Closing. . . . . . . . . . . . . . . .18

ARTICLE VIII     GOVERNING LAW; MISCELLANEOUS. . . . . . . . . . . . . . . .20

        8.1  Governing Law; Jurisdiction.. . . . . . . . . . . . . . . . . .20

        8.2  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .20

        8.3  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

        8.4  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .20

        8.5  Scope of Agreement; Amendments. . . . . . . . . . . . . . . . .21

        8.6  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

        8.7  Successors and Assigns. . . . . . . . . . . . . . . . . . . . .22

        8.8  Third Party Beneficiaries.. . . . . . . . . . . . . . . . . . .22

        8.9  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . .22

        8.10 Public Filings; Publicity.. . . . . . . . . . . . . . . . . . .23

        8.11 Further Assurances. . . . . . . . . . . . . . . . . . . . . . .23

        8.12 Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .23

        8.13 Termination.. . . . . . . . . . . . . . . . . . . . . . . . . .23

        8.14 Full Agreement. . . . . . . . . . . . . . . . . . . . . . . . .23


                                         iii.

                 AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT ("AGREEMENT") is entered into as of December 11, 1998, by and between VALENCE TECHNOLOGY, INC., a Delaware corporation (the "COMPANY"), with headquarters located at 301 Conestoga Way, Henderson, NV 89015, and CC INVESTMENTS, LDC ("PURCHASER") with regard to the following:

                                      RECITALS

     A. The Company and Purchaser previously executed and delivered a Securities Purchase Agreement, dated as of July 27, 1998 (the "SECURITIES PURCHASE AGREEMENT"), and closed the First Closing (as defined therein), and now desire to amend and restate the Securities Purchase Agreement in its entirety by executing and delivering this Agreement.

     B. The Company and Purchaser are executing and delivering this Agreement, and executed and delivered the Securities Purchase Agreement, in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     C. Purchaser purchased, upon the terms and conditions stated in the Securities Purchase Agreement, (i) Series A Convertible Participating Preferred Stock of the Company having the rights set forth in the Certificate of Designations, Preferences and Rights (the "SERIES A CERTIFICATE OF DESIGNATION") attached thereto as EXHIBIT A (the "SERIES A PREFERRED STOCK"), which is convertible into shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK") and (ii) a Warrant in the form of EXHIBIT B thereto (the "INITIAL WARRANT") entitling the holder thereof to purchase 447,761 shares of Common Stock.

     D. Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) Series B Convertible Participating Preferred Stock of the Company having the rights set forth in the Certificate of Designations, Preferences and Rights (the "SERIES B CERTIFICATE OF DESIGNATION") attached hereto as EXHIBIT A (the "SERIES B PREFERRED STOCK"), which shall be convertible into shares of the Company's Common Stock, and (ii) a Warrant in the form of EXHIBIT B hereto (the "SECOND WARRANT") entitling the holder thereof to purchase 447,761 shares of Common Stock. Purchaser also desires to exchange, upon the terms and conditions stated in this Agreement, the Initial Warrant for a Warrant of like tenor of the Second Warrant (such Warrant, when taken together with the Second Warrant, the "WARRANTS"). The Series A Preferred Stock and the Series B Preferred Stock are collectively referred to herein as the "PREFERRED STOCK" or the "CONVERTIBLE SECURITIES." The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the "CONVERSION SHARES." The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "WARRANT SHARES." The Preferred Stock, the Warrants and the Conversion Shares are collectively referred to herein as the "SECURITIES."

     E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to


                                          1.

provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                     AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

                                      ARTICLE I

                           PURCHASE AND SALE OF SECURITIES

     1.1 PURCHASE OF PREFERRED STOCK AND WARRANTS. The Company consummated the sale of Series A Preferred Stock and the Initial Warrant on July 27, 1998 (the "FIRST CLOSING"). Subject to the terms and the satisfaction or waiver of the conditions set forth in this Agreement, the issuance, sale and purchase of the Series B Preferred Stock and Second Warrant shall be consummated in a closing hereinafter referred to as the "SECOND CLOSING." (each of the First Closing and Second Closing sometimes referred to herein as a "CLOSING"). The purchase price (the "PURCHASE PRICE") per share of Series A Preferred Stock was, and Series B Preferred Stock shall be, equal to $1,000.

          (a) On the date of the First Closing, the Company issued and sold to Purchaser, and Purchaser purchased from the Company (i) 7,500 shares of Series A Preferred Stock and (ii) the Initial Warrant. The aggregate purchase price for the Series A Preferred Stock and Initial Warrant purchased at the First Closing was seven million five hundred thousand dollars ($7,500,000).

          (b) On the date of the Second Closing, subject to the satisfaction of the conditions set forth in Articles VI and VII, the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company (i) 7,500 shares of Series B Preferred Stock and (ii) the Second Warrant. The aggregate purchase price for such Securities to be purchased at the Second Closing shall be seven million five hundred thousand dollars ($7,500,000).

          (c) On the date of the Second Closing, subject to the satisfaction of the conditions set forth in Articles VI and VII, the Company shall exchange with Purchaser a Warrant to purchase 447,761 shares of Common Stock in the form attached hereto as EXHIBIT B against delivery by Purchaser of the Initial Warrant.

     1.2 FORM OF PAYMENT. At the Second Closing, Purchaser shall (i) pay the aggregate Purchase Price for the Series B Preferred Stock and Second Warrant being purchased by Purchaser at the Second Closing by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed stock certificates for the same, and the Company shall deliver such Series B Preferred Stock and certificate representing the Second Warrant against delivery of such aggregate Purchase Price, and (ii) deliver the Initial Warrant to the Company against issuance by the Company of a Warrant to purchase 447,761 shares of Common Stock in the form attached hereto as EXHIBIT B.


                                          2.

     1.3 SECOND CLOSING DATE. Subject to the satisfaction of the conditions set forth in Articles VI and VII below, the date and time of the issuance, sale and purchase of the Series B Preferred Stock and Second Warrant, and exchange of the Initial Warrant, pursuant to this Agreement shall be December 18, 1998, or such other date as the Company and Purchaser shall agree. The Second Closing shall occur at 12:00 p.m. Chicago time, at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306.

                                      ARTICLE II

                      PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants to the Company as set forth in this
Article II. Purchaser does not make any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     2.1 INVESTMENT PURPOSE. Purchaser purchased the Series A Preferred Stock and Initial Warrant, and is purchasing the Series B Preferred Stock, Second Warrant and the Warrant to be issued in exchange for the Initial Warrant, for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not resell the Securities or any securities which may be issued upon conversion thereof except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

     2.2 ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     2.3 RELIANCE ON EXEMPTIONS. Purchaser understands that the Convertible Securities and Warrants have been and are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company has relied and is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Convertible Securities and Warrants.


                                          3.

     2.4 INFORMATION. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Convertible Securities and Warrants which have been specifically requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representations shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article III. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

     2.5 GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     2.6 TRANSFER OR RESALE. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof);
(ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("RULE 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

     2.7 LEGENDS. Purchaser understands that, subject to Article V hereof, the certificates for the Convertible Securities and Warrants, and until such time as the Conversion Shares and Warrant Shares, as the case may be, have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Conversion Shares and Warrant Shares, as the case may be, will bear a restrictive legend (the "LEGEND") in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO


                                          4.

          AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE
          LAWS.

     Purchaser further understands that, subject to Article V hereof, the certificates for the Convertible Securities will bear a restrictive legend (the "SECOND LEGEND") in the following form:

          THE SALE OR TRANSFER AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT DATED DECEMBER 11, 1998 BETWEEN THE COMPANY AND THE INITIAL PURCHASER OF THE SECURITIES, AS MAY BE AMENDED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

     2.8 AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

     2.9  RESIDENCY.  Purchaser is a resident of the Cayman Islands.

     2.10 TRANSACTIONS IN COMMON STOCK OF THE COMPANY. As of July 27, 1998, Purchaser owned no shares of the Common Stock of the Company. In addition, Purchaser represents that it had not, within the 90 days prior July 27, 1998, engaged in any purchases or sales of the Common Stock of the Company or, without limitation, any puts, calls, futures contracts, short sales or hedging or arbitrage transactions with respect thereto.

     2.11 ACKNOWLEDGMENTS REGARDING PLACEMENT AGENT. Purchaser acknowledges that Gemini Capital, L.L.C. is acting as placement agent (the "PLACEMENT AGENT") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Purchaser further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of the Securities by the Company, that the information and data provided to Purchaser in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and consequences, of holding the Securities. Purchaser further acknowledges that the provisions of this Section 2.11 are for the benefit of, and may be enforced by, the Placement Agent.


                                          5.

     2.12 SECURITIES PURCHASE AGREEMENT REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser made by Purchaser in the Securities Purchase Agreement were true and correct as of July 27, 1998.

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser that as of the date hereof and as of the Second Closing, and except as specifically set forth in the Schedule of Exceptions attached hereto:

     3.1 ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized, validity existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on either (i) the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or (ii) the transactions contemplated hereby.

     3.2  AUTHORIZATION; ENFORCEMENT.

         (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement, and to issue and sell, perform its obligations with respect to, the Convertible Securities and the Warrants in accordance with the terms hereof and to issue the Conversion Shares in accordance with the terms and conditions of the Series A Certificate of Designation and Series B Certificate of Designation and the Warrant Shares in accordance with the terms and conditions of the Warrants;

         (b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Convertible Securities and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on
SCHEDULE 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the Nasdaq SmallCap Market or the Nasdaq National Market System ("NASDAQ"), the National Association of Securities Dealers ("NASD") or otherwise);

         (c) this Agreement, the Registration Rights Agreement, the Convertible Securities and the Warrants (except with respect to the Series B Preferred Stock and the


                                          6.

Warrants, which representation is given only as of the date of the Second Closing) have been duly executed and delivered by the Company; and

         (d) this Agreement, the Registration Rights Agreement, the Convertible Securities and the Warrants (except with respect to the Series B Preferred Stock and the Warrants, which representation is given only as of the date of the Second Closing) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     3.3 CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Convertible Securities and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be initially reserved for issuance upon conversion of the Convertible Securities and the exercise of the Warrants is set forth on SCHEDULE 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in SCHEDULE 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as currently in effect ("CERTIFICATE OF INCORPORATION"), and the Company's By-laws as currently in effect (the "BY-LAWS"). The Company has set forth on SCHEDULE 3.3 all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the Second Closing and as of the first anniversary of each of the First Closing and Second Closing.

     3.4 ISSUANCE OF SHARES. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Convertible Securities in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Convertible Securities and Warrants


                                          7.

are duly authorized and reserved for issuance, and are validly issued, fully paid and non-assessable, and free from all taxes, liens claims and encumbrances and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Board of Directors of the Company has unanimously approved the issuance of shares of Common Stock upon conversion of shares of Preferred Stock and upon the exercise of the Warrants pursuant to the terms hereof in the aggregate in excess of twenty percent (20%) of the outstanding shares of Common Stock (the "RULE 4460(i) AUTHORIZATION") and has resolved to unanimously recommend, and will recommend unanimously, to the stockholders of the Company the approval of the Rule 4460(i) Authorization in accordance with Section 4.13. Accordingly, no further corporate authorization or approval (other than the Stockholder Approval (as defined in Section 4.13)) is required under the rules of the Nasdaq with respect to the transaction contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares and the Warrant Shares and the inclusion thereof on the Nasdaq.

     3.5 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Convertible Securities, Conversion Shares, Warrants and Warrant Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as Purchaser owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as set forth on SCHEDULE 3.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be de-listed by Nasdaq for the foreseeable future.


                                          8.

     3.6  REGISTRATION AND SEC DOCUMENTS.  The Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and has been so registered since May 7, 1992. Except as disclosed in
SCHEDULE 3.6, since December 31, 1993, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 1993 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC DOCUMENTS"). The Company has delivered to Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents (the SEC documents filed prior to the date hereof, the "FILED SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law except as a result of the transactions contemplated hereby. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole. The Filed SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "CONTRACT"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

     3.7 ABSENCE OF CERTAIN CHANGES. Since March 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations,


                                          9.

financial condition, results of operations or prospects of the Company or, to the knowledge of the Company, any development which could reasonably be expected to have such a material adverse change or development within the next eight months, except as disclosed in SCHEDULE 3.7.

     3.8 ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 3.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts which, if known by a potential claimant or governmental agency or authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

     3.9 DISCLOSURE. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries which has not been publicly disclosed.

     3.10 ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between Purchaser and the Company, are "arms-length", and that any statement made by Purchaser, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

     3.11 CURRENT PUBLIC INFORMATION. The Company is currently eligible to register the resale of the Conversion Shares on a registration statement on Form S-3 under the Securities Act.

     3.12 NO GENERAL SOLICITATION. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

     3.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any


                                         10.

security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination.

     3.14 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Gemini Capital, L.L.C. (the fees of which shall be paid in full by the Company). The Company will indemnify Purchaser from and against any fees and expenses sought or other claims made by Gemini Capital, L.L.C.

     3.15 ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Convertible Securities may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Securities and the Warrant Shares upon exercise of the Warrants is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

     3.16 INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the Company's Annual Report on Form 10-K for its most recently ended fiscal year. To the knowledge of the Company and its subsidiaries, neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     3.17 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or



                                         11.

domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

     3.18 KEY EMPLOYEES. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in SCHEDULE 3.18. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of Lev M. Dawson, Jerry Barker and Joe Horning.

     3.19 SECURITIES PURCHASE AGREEMENT REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company made by the Company in the Securities Purchase Agreement were true and correct as of July 27, 1998. Each of the covenants of the Company set forth in the Securities Purchase Agreement, Registration Rights Agreement dated July 27, 1998 between the Company and Purchaser, and Initial Warrant have been complied with, other than as have been specifically waived by Purchaser in writing.

     3.20 REVISED COPIES OF TRANSACTION DOCUMENTS. The Company or its legal counsel has delivered to Castle Creek Partners copies of each of this Agreement, the Registration Rights Agreement, the Series B Certificate of Designation, the Second Warrant and the Schedule of Exceptions, in each case accurately marked to show changes against the Securities Purchase Agreement, the Registration Rights Agreement dated July 27, 1998, the Series A Certificate of Designation, the Initial Warrant and the Schedule of Exceptions delivered with the Securities Purchase Agreement, respectively.

                                      ARTICLE IV

                                      COVENANTS

     4.1 BEST EFFORTS. The Company shall use its best efforts timely to satisfy each of the conditions described in Articles VI and VII of this Agreement.

     4.2 SECURITIES LAWS. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within five (5) days following the date of the Second Closing. The Company took, on or prior to the date of the First Closing, and shall take, on or prior to the date of the Second Closing, such action as is


                                         12.

necessary to sell the Securities to Purchaser in accordance with applicable securities laws of the states of the United States, and has or shall provide evidence of any such action so taken to Purchaser on or prior to the date of each Closing. Without limiting any of the Company's obligations under this Agreement, the Registration Rights Agreement, Series A Certificate of Designation or the Series B Certificate of Designation, from and after the date of the First Closing, neither the Company nor any person acting on its behalf has taken or shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby.

     4.3 REPORTING STATUS. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     4.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Stock only for working capital, the purchase of capital equipment and to pay costs incident to the transactions contemplated by this Agreement.

     4.5 RESTRICTION ON ISSUANCE OF SECURITIES. Until July 27, 1999, the Company shall not issue or agree to issue, (except (i) to Purchasers pursuant to this Agreement, (ii) pursuant to a merger entered into by the Company undertaken at the reasonable discretion of the Board of Directors of the Company, the primary purpose of which is not to raise equity capital, (iii) in private placements of such securities to Strategic Investors (as defined below), (iv) a public offering of the Company's securities, or (v) to one or more vendors in an asset based financing if the primary purpose of such issuance is not to raise equity capital) any equity securities at a fixed price less than the greater of
(A) $6.03 and (B) 80% of the fair market value thereof on such date or (b) any variably priced equity securities or equity like securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or equity like securities of the Company) (each of the foregoing in (a) and (b) above being a "RESTRICTED SECURITY"); provided, however, that the foregoing restriction shall apply only for so long as Purchaser continues to hold thirty percent (30%) of the Preferred Stock (or equity securities into which such Preferred Stock was converted) on the date of such issuance. Without implication that the contrary would otherwise be true, the Company shall not indirectly accomplish any action which the immediately preceding sentence would have otherwise prohibited from being effected directly (e.g., by an asset drop-down to a subsidiary followed by the offering of securities of such subsidiary). The term "STRATEGIC INVESTORS" shall mean purchasers of such securities who are prohibited, by contract or otherwise, from converting such securities into Common Stock (in the case of convertible securities) or from otherwise transferring such securities for a period of at least two years from the date of the private placement in question.

     4.6 EXPENSES. The Company shall pay to Purchaser, or at its direction, at the Second Closing, reimbursement for the expenses reasonably incurred by it and its affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, Purchaser's and its affiliates' and advisors' due diligence and attorneys' fees and expenses (the


                                         13.

"EXPENSES"); provided, however, that such reimbursement of Expenses, together with the Expenses reimbursed at the First Closing and subsequent thereto pursuant to Section 4.6 of the Securities Purchase Agreement, shall not exceed $50,000. In addition, from time to time thereafter, upon Purchaser's written request, subject to such $50,000 limit, the Company shall pay to Purchaser such Expenses, if any, not so paid at the Second Closing and/or covered by such payment, in each case to the extent reasonably incurred by Purchaser.

     4.7 INFORMATION. The Company agrees to send the following reports to Purchaser until Purchaser transfers, assigns or sells all of its Securities: (a) within five (5) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within three (3) business days after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to any Holder any information with respect to the Company, its properties, or its business or Holder's investment as such Holder may reasonably request; provided, however, that the Company shall not be required to give any Holder any material non-public information. Without limitation of the foregoing, if any information requested by a Holder from the Company contains material non-public information, the Company shall inform the Holder in writing that the information requested contains material non-public information and shall in no event provide such information to Holder without the express prior written consent of such Holder after being so informed.

     4.8 WAIVER OF RIGHT TO VARIABLE PRICING. Purchaser covenants and agrees not to convert any shares of Series A Preferred Stock on any date in which the Variable Conversion Price is less than the Fixed Conversion Price (as such terms are defined in the Series A Certificate of Designation) unless Purchaser shall deliver to the Company, as a contribution to the capital of the Company, that number of shares of Common Stock received upon such conversion as shall exceed the number of shares of Common Stock that would have been issued upon such conversion if the applicable Conversion Price on such date would have been the Fixed Conversion Price (as defined in the Series A Certificate of Designation). Purchaser hereby irrevocably authorizes the Company to reject any conversion notices for shares of Series A Preferred Stock that result in a conversion at a Variable Conversion Price below the Fixed Conversion Price unless concurrently with such conversion the Company receives from Purchaser the capital contribution specified in the foregoing sentence.

     4.9 LISTING. For so long as Purchaser owns any of the Securities, the Company shall continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Conversion Shares and Warrant Shares on such exchange, and comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of such exchange.

     4.10 PROSPECTUS DELIVERY REQUIREMENT. Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by Purchaser of the Common Stock being sold, and Purchaser shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.


                                         14.

     4.11 INTENTIONAL ACTS OR OMISSIONS. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby or the benefits intended to be secured thereby by Purchaser (including, without limitation, pursuant to any agreements or documents obtained by the Company as a condition to any Closing hereunder).

     4.12 CORPORATE EXISTENCE. So long as Purchaser beneficially owns any Preferred Stock or Warrants, the Company shall use all commercially reasonable efforts to maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Stock outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange.

     4.13 SHARE AUTHORIZATION. The Company covenants and agrees that it shall
(i) solicit by proxy the authorization and approval (the "SHAREHOLDER APPROVAL") of the Rule 4460(i) Authorization by the stockholders of the Company in its Proxy Statement for the next annual meeting of stockholders of the Company, and in any event, not later than February 8, 1999, and (ii) use its best efforts to obtain the Shareholder Approval at the next annual meeting of stockholders of the Company, and in any event, not later than February 8, 1999.

     4.14 NO MANIPULATION. Neither Purchaser nor any of its affiliates shall engage in any conduct with the purpose of manipulating the market price of the Common Stock.

     4.15 VOLUME LIMITATIONS. Purchaser covenants and agrees that for so long as it or any of its affiliates shall own any shares of Series B Preferred Stock, Purchaser and its affiliates shall not, on any trading day, sell on a public trading market, at a price less than $12.00 per share (adjusted for any stock splits, stock dividends or stock combinations), such number of shares of Common Stock as when aggregated together shall exceed the greatest of (i) 30,000 shares (as adjusted for any stock splits, stock dividends or stock combinations), (ii) 15% of the total number of shares of Common Stock sold on the Nasdaq National Market during such trading day, and (iii) 15% of the average daily trading volume on the Nasdaq National Market for the five consecutive trading days immediately preceding such sale. In the event that Purchaser shall sell, transfer or convey any shares of Series B Preferred Stock to a party not an affiliate, then the above-referenced amounts shall be prorated amongst Purchaser and the transferee in proportion to the number of shares of Series B Preferred Stock retained and sold, respectively.

     4.16 MATTERS RELATING TO THE SERIES A CERTIFICATE OF DESIGNATION. Purchaser irrevocably waives any right it has to invoke the option referred to in Section XI.E. of the Series A Certificate of Designation with respect to the issuance of any of the securities contemplated by this Agreement. Pursuant to Article XIII of the Series A Certificate of Designations, Purchaser


                                         15.

expressly consents to and approves the creation and issuance of the Series B Preferred Stock and the other transactions contemplated by this Agreement.

                                      ARTICLE V

                     LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

     5.1 REMOVAL OF LEGEND. The Legend shall be removed and the Company shall issue a certificate without any legend to the holder of any Security upon which such Legend is stamped, and a certificate for a security shall be originally issued without any legend, if, unless otherwise required by applicable state securities laws, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such Security can be sold pursuant to Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause
(b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above. The Second Legend shall remain on any certifiates representing shares of Preferred Stock.

     5.2 TRANSFER AGENT INSTRUCTIONS. The Company shall instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by Purchaser to the Company upon, and in accordance with, the conversion of the Preferred Stock. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by Section 5.1 above. The Company warrants that no instruction other than such instructions referred to in this
Article V, and no stop transfer instructions other than stop transfer instructions to give effect to Section 2.6 hereof in the case of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting the foregoing, if
(a) Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the


                                         16.

reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) Purchaser transfers Securities to an affiliate or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     5.3 TRANSFERS OF PREFERRED STOCK. Purchaser further covenants and agrees that it will not sell, assign, transfer or otherwise convey (i) any shares of Series A Preferred Stock unless the transferee shall also agree in writing addressed to the Company to be bound by the terms of Section 4.8 and the first sentence of Section 4.16 to the same extent as Purchaser, and (ii) any shares of Preferred Stock unless the transferee shall also agree in writing addressed to the Company to be bound by the terms of Section 4.14, Section 4.15 (allocated in accordance therewith) and this Section 5.3 to the same extent as Purchaser and consents to the placement of the Second Legend on such stock certificate. Purchaser shall, on or within five days of the Second Closing, deliver to the Company all stock certificates evidencing the Series A Preferred Stock so that the Company may place the Second Legend on such stock certificates.

     5.4  MAINTENANCE OF BACCARAT AGREEMENT. Until the earlier of such time as
(x) Purchaser shall no longer hold Preferred Stock, and (y) the second anniversary of the Second Closing, the Company shall not terminate the agreement between Baccarat Electronics, Inc. ("BACCARAT") and the Company to lend the Company amounts totaling $7,500,000, as described in Section 7.1(x) of the Securities Purchase Agreement, and shall use its commercially reasonable efforts to cause (i) such agreement to remain in full force and effect, without any amendment thereto adversely affecting the rights of the Company, and (ii) all such amounts to be available for immediate borrowing thereunder, except to the extent such amounts have been previously borrowed by the Company thereunder and not repaid as of such date; PROVIDED, HOWEVER, that (i) if $8,000,000 is immediately available under a working capital line of credit and/or IDB funding, secured (if secured) by the inventory, accounts receivable and/or fixed assets of the Company, and the Company shall have no reason to expect that the availability of such funding shall terminate prior to the second anniversary of the Second Closing, Baccarat's agreement need not be in full force and effect, and (ii) if an amount less than $8,000,000 is immediately available under such a working capital line of credit and/or IDB funding, and the Company shall have no reason to expect that the availability of such funding shall terminate prior to the second anniversary of the Second Closing, Baccarat's agreement need only be in full force and effect as to the amount by which $8,000,000 exceeds the amount so available under such funding.

     5.5 FILING OF SECOND REGISTRATION STATEMENT. Purchaser covenants and agrees that, immediately upon consummation of the Second Closing, the Company shall file with the


                                         17.

Securities and Exchange Commission the Second Registration Statement (as defined in Section 2.1 of the Registration Rights Agreement).

                                      ARTICLE VI

                    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     6.1 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Series B Preferred Stock and Second Warrant to Purchaser at the Second Closing is subject to the satisfaction, as of the date of the Second Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (a) Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

         (b) Purchaser shall deliver the applicable Purchase Price for the Series B Preferred Stock and Second Warrant purchased at the Second Closing, and shall have delivered the Initial Warrant to be exchanged at the Second Closing.

         (c) The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Second Closing as though made at that time, and Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Second Closing.

         (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                     ARTICLE VII

                   CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

     7.1 CONDITIONS TO THE SECOND CLOSING. The obligation of Purchaser hereunder to purchase the Series B Preferred Stock and Second Warrant to be purchased by it on the date of the Second Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser (with respect to it) at any time in Purchaser's sole discretion:

         (a) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser.


                                         18.

         (b) The Company shall have delivered (i) duly executed certificates for the Series B Preferred Stock (in such denominations as Purchaser shall request) being so purchased by Purchaser at the Second Closing, (ii) the Second Warrant, and (iii) the Warrant to be issued in exchange for the Initial Warrant pursuant to Section 1.1(c).

         (c) The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and no de-listing or suspension shall be reasonably likely for the foreseeable future.

         (d) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Second Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Second Closing. Purchaser's counsel shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Second Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

         (e) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (f) Purchaser's counsel shall have received the officer's certificate described in Section 3.3, dated as of the Second Closing.

         (g) Purchaser's counsel shall have received opinions of the Company's outside legal counsel, dated as of the Second Closing from firms and in form and substance reasonably acceptable to Purchaser.

         (h) The Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached as EXHIBIT D to the Securities Purchase Agreement, which instructions shall apply to both the Series A Preferred Stock and Series B Preferred Stock.

         (i) There shall be no breach by the Company of this Agreement or of any other agreement entered into in connection herewith, no Redemption Event (as defined in the Series A Certificate of Designation) shall have occurred and there shall be no state of facts which, if continued, would become a Redemption Event with the lapse of time.

         (j) No Bankruptcy Event (as defined in the Series A Certificate of Designation) shall have occurred.


                                         19.

         (k) The Series B Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to Purchaser.

         (l) The Company shall have prepared for filing with the Securities and Exchange Commission, and taken all actions necessary for the filing of (other than instructing the Company's filing agent to so file), the Second Registration Statement (as defined in Section 2.1 of the Registration Rights Agreement), including payment of the registration fee, EDGARization of the Second Registration Statement, and obtaining all necessary consents and signatures thereto.

                                     ARTICLE VIII

                             GOVERNING LAW; MISCELLANEOUS

     8.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of Delaware and the state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     8.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

     8.3 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     8.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.


                                         20.

     8.5 SCOPE OF AGREEMENT; AMENDMENTS. Except as specifically set forth herein, Purchaser makes no representation, warranty, covenant or undertaking with respect to the transactions contemplated hereby. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

     8.6 NOTICE. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

          If to the Company:

               Valence Technology, Inc.
               301 Conestoga Way Henderson
               NV 89015
               Telecopy: (702) 558-1310
               Attention: Lev Dawson

          with a copy to:

               Cooley Godward LLP
               5 Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA 94306
               Telecopy: (650) 857-0663
               Attention: Andrei Manoliu, Esq.

          If to Purchaser:

               CC Investments, LDC
               Corporate Centre, West Bay Road
               P.O. Box 31106 SMB
               Grand Cayman, Cayman Islands

          with a copy to:

               Castle Creek Partners, LLC
               333 West Wacker Drive
               Suite 1410
               Chicago, IL 60606
               Telecopy: (312) 435-2636
               Attention: Portfolio Manager


                                         21.

          and with a copy to:

               Altheimer & Gray
               10 South Wacker Drive
               Suite 4000
               Chicago, IL 60606
               Telecopy: (312) 715-4800
               Attention: Peter H. Lieberman, Esq.

Each party shall provide notice to the other parties of any change in address.

     8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, Purchaser may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company so long as such affiliate is an accredited investor.
This provision shall not limit Purchaser's right to transfer the Securities pursuant to the terms of this Agreement. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Series A Certificate of Designation, the Series B Certificate of Designation, the Warrants or the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS"), the Securities may be pledged, and all rights of Purchaser under this Agreement or any other agreement or document related to the transaction contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with Purchaser's margin or brokerage accounts.

     8.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.9 SURVIVAL. The representations and warranties of Purchaser and the Company and the agreements and covenants set forth in Articles III, IV, V and VIII shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify and hold harmless Purchaser and each of Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to (a) any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred, (b) any cause of action, suit or claim brought or made against Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (d) the status of Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.


                                         22.

     8.10 PUBLIC FILINGS; PUBLICITY. Immediately following the Second Closing, the Company shall issue a press release with respect to the transactions contemplated hereby. Prior to the expiration of two business (2) days following the date of the Second Closing, the Company shall file a Form 8-K regarding the transaction contemplated by this Agreement; such Form 8-K shall have as exhibits thereto the material documents executed in connection with this transaction contemplated hereby. The Company and Purchaser's counsel shall have the right to approve before issuance any press releases (including the foregoing press release), SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Purchaser, to make any press release or SEC, Nasdaq, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although Purchaser shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

     8.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.12 REMEDIES. No provision of this Agreement providing for any remedy to Purchaser shall limit any remedy which would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

     8.13 TERMINATION. In the event that the Second Closing shall not have occurred within forty-eight (48) hours of the execution of this Agreement, unless the parties agree otherwise, this Agreement shall terminate.

     8.14 FULL AGREEMENT. Except as specifically referenced herein, this Agreement, the Preferred Stock, Warrants and the Registration Rights Agreement (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Preferred Stock, the Warrants and the Registration Rights Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof, including the Securities Purchase Agreement and the agreement amended and restated by the Registration Rights Agreement.

                                       * * *


                                        23.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:                              COMPANY:

CC INVESTMENTS, LDC                     VALENCE TECHNOLOGY, INC.

By: /s/ John Ziegelman                  By:/s/ Lev M. Dawson
   ----------------------                  --------------------------

John Ziegelman                          Lev M. Dawson
-------------------------               -----------------------------
Its: Director                           Its: President, Chairman and
                                        Chief Executive Officer

                                         24.

                                                                      Exhibit A

                     Series B Certificate of Designation

                             [see Exhibit 4.3]

                                                                      Exhibit B

                              Form of Warrant

                              [see Exhibit 4.4]